THIRD AMENDMENT TO SUBLEASE

            This THIRD AMENDMENT TO SUBLEASE ("Third Amendment") is executed this 11th day of February, 1999, between ELI LILLY AND COMPANY, an Indiana corporation ("Sublessor"), and TRIANGLE PHARMACEUTICALS, INC. ("Sublessee").

                                    Recitals

            WHEREAS, Sublessor and Sublessee executed a Sublease dated January 18, 1996, pursuant to which Sublessor subleased to Sublessee a portion of the building commonly known as 4611 University Drive, Durham, North Carolina, which Sublease has heretofore been amended by amendments dated as of March 1, 1996, and August 2, 1997, respectively, executed by Sublessor and Sublessee (the Sublease as heretofore amended is hereinafter referred to as the "Sublease").

            WHEREAS, Sublessor and Sublessee desire to further amend the Sublease in the manner set forth in this Third Amendment; and

            WHEREAS, all terms used in this Third Amendment with initial capital letters and not otherwise defined herein shall have the respective meaning ascribed to them in the Sublease.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, Sublessor and Sublessee agree as follows:

                                    Agreement

            1. From and after the date that this Third Amendment is fully executed and consented to in a consent agreement (the "Consent") between Sublessor, Sublessee, and GRA Durham Associates Limited, LLC ("Prime Landlord") and the UP5 Space (defined below) delivered to Sublessee, the Entire Premises is expanded to include all of the building commonly known as University Place V, located at 4615 University Drive, Durham, North Carolina, consisting of approximately 48,824 rentable square feet of space (the "UP5 Space"), and such UP5 Space shall thereafter constitute a part of the premises leased pursuant to the Sublease for the remaining portion of the Extended Term for all purposes of the Sublease. In the event that the UP5 Space has not been delivered to Sublessee with the Prime Landlord's consent on or before March 1, 1999, Sublessee shall have the right to terminate this Third Amendment. The Entire Premises subleased by Sublessee from Sublessor, consisting of 51,302 rentable square feet in the building commonly known as 4611 University Drive, Durham, NC, as such term is defined prior to this Third Amendment, shall be hereafter referred to as the "UP4 Space".

            2. From and after the date that this Third Amendment is fully executed, the Consent is fully executed, and the UP5 Space is delivered to Sublessee, Section 6 and Section 7 of the Sublease are deleted in their entirety and replaced with the following:

            The Rent payable by Sublessee to Sublessor for the UP5 Space shall be as follows:

                        --------------------- -----------------
                               PERIOD           ANNUAL RENT
                        --------------------- -----------------
                        02/01/99 - 12/31/99         512,001
                        01/01/00 - 12/31/00       1,023,839
                        01/01/01 - 12/31/01       1,017,980
                        01/01/02 - 12/31/02       1,035,557

                        --------------------- -----------------
                        01/01/03 - 09/30/03         766,415
                        --------------------- -----------------

            The Rent payable by Sublessee to Sublessor for the UP4 Space shall be as follows:

                        --------------------- -----------------
                               PERIOD           ANNUAL RENT
                        --------------------- -----------------
                        02/01/99 - 12/31/99         680,595.67
                        01/01/00 - 12/31/00         760,704.00
                        01/01/01 - 12/31/01         783,108.00
                        01/01/02 - 12/31/02         800,823.00
                        01/01/03 - 09/30/03         617,163.06
                        --------------------- -----------------

            The Rent thus payable by Sublessee to Sublessor for the Entire Premise shall be as follows:

                        --------------------- -----------------
                               PERIOD           ANNUAL RENT
                        --------------------- -----------------
                        02/01/99 - 12/31/99       1,192,596.68
                        01/01/00 - 12/31/00       1,784,543.00
                        01/01/01 - 12/31/01       1,801,088.00
                        01/01/02 - 12/31/02       1,836,380.00
                        01/01/03 - 19/30/03       1,383,578.06
                        --------------------- -----------------

The Rent to be paid as provided in this Paragraph 2 shall be paid in equal monthly installments, in the manner set forth in the Sublease and shall be pro rated for partial months.

            3. Section 10 of the Sublease is deleted in its entirety and replaced with the following:

            "NET LEASE: This Sublease is a "net lease", subject to the qualifications contained in this Section 10 and elsewhere in the Sublease. The Rent is a net rental payment and all costs of maintenance, repairs, utilities, and any and all other expenses necessary in connection with the operation or maintenance of the Entire Premises, as imposed on Sublessor, or as Sublessor is otherwise obligated to pay, as tenant under the Lease, will be paid solely by Sublessee during the Extended term of the Sublease. Notwithstanding the above, Sublessor shall continue to pay common area costs and expenses, as provided in Section 6(B) of the lease and real estate taxes as provided in Section 8 of the Lease, and shall provide casualty insurance coverage as provided in Section 9(B) of the Lease. Without in any way limiting the generality of this Section 10, except as provided in the preceding sentence, the terms, provisions, covenants and conditions of the third grammatical paragraph of Section 6(A) of the Lease are applicable to this Sublease with the same force and effect as if Sublessee was the Tenant under the Lease and Sublessor was the Landlord under the Lease."

            4. Sublessee has recently completed a diagnostic evaluation of the HVAC system for the Entire Premises (the "Evaluation"). Sublessor shall pay to Sublessee an improvement allowance


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

of fifty thousand and no/100 ($50,000.00), within thirty (30) days after the effective date of this Third Amendment, for repairs or replacements recommended as a result of such Evaluation (the Evaluation, together with the work done pursuant thereto, is hereinafter referred to collectively as the "HVAC Work"). In the event such allowance is not delivered to Sublessee within said thirty
(30) days, Sublessee shall have the right to offset such amounts against rents due under the Sublease. It is understood that among the HVAC Work to be done will be repairs of existing systems, the purchase and installation of additional units, and a modification to the HVAC system necessary to bring the system into year 2000 compliance (meaning able to effectively process data, including dates, in order to operate and function property on and after January 1, 2000). It is expressly understood that Sublessee is not obligated to do all of the work recommended in the Evaluation nor does Sublessee need to proceed with all of the HVAC Work all at one time. Sublessee shall provide Sublessor with copies of paid receipts showing its direct expenses arising from the HVAC Work until Fifty Thousand and No/100 Dollars ($50,000.00) worth of work is completed and shall return the excess balance of this allowance, if any, with thirty (30) days of the completion of the HVAC Work. The HVAC Work shall be done in compliance with all provisions of the Sublease. Sublessor has received a copy of, and approved, the Evaluation and agrees that the HVAC Work to be done shall be based upon the recommendations resulting from the Evaluation.

            5. The provisions of Section 19 of the Sublease shall be and are modified as provided in this Paragraph 5. The FFE and tenant improvements in the Entire Premises shall, upon the satisfaction of the conditions described in
Section 1 and the expansion of the Entire Premises to include the UP5 Space, become the property of Sublessee, and shall be transferred from Sublessor to Sublessee for the consideration of the making of the Sublease and one dollar ($1.00) in hand paid. Sublessor shall execute a bill of sale or such similar documentation to evidence the transfer of the FFE and tenant improvements to Sublessee.

            6. All of the provisions of the Sublease, except as herein expressly amended and modified, shall remain in full force and effect. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            7. Upon the full execution of this Third Amendment, Sublessor and Sublessee shall enter into an amendment to memorandum of lease, to be recorded at Sublessee's expense at the Durham County Registry.

            8. This Third Amendment shall not be effective unless and until the Consent is fully executed.

            9. Without limiting other portions of this Third Amendment, the provisions of Section 28 of the Sublease shall apply to the Entire Premises and Sublessee shall further be permitted, without further consent, to sublease portions of the Entire Premises to Trimeris, Inc.

            10. Notwithstanding anything in the Sublease to the contrary, Sublessee shall not be required to remove alterations to the UP5 Space, or other portions of the Entire Premises, if such alterations and improvements were approved in accordance with the Sublease, unless at the time of such approval Sublessee is notified by Sublessor or Prime Landlord that such removal will be required. The foregoing provisions shall not affect Sublessee's obligation under paragraph 10 of the Sublease to remove any alterations or improvements for which Sublessor's or Prime Landlord's consent was not required to be obtained.


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

            IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date above written.


                                   ELI LILLY AND COMPANY

                                   By: /s/ Michael L. Eagle
                                       ------------------------------
                                         Its: VP, Manufacturing
                                              -----------------------


                                   TRIANGLE PHARMACEUTICALS INC.

                                   By:  /s/ Chris A. Rallis
                                       ------------------------------
                                          Its: Vice President, Business
                                               -------------------------------
                                               Development and General Counsel
                                               -------------------------------


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